UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 1, 2010

Dot VN, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-53367	20-3825987
(Commission File Number)	(IRS Employer Identification No.)

9449 Balboa Avenue, Suite 114, San Diego, California  92123
 (Address of principal executive offices and Zip Code)

(858) 571-2007
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 1, 2010, Dot VN, Inc., a Delaware corporation (the “Company”), entered into the Third Amendment to Office Lease Agreement (the “Office Lease Amendment”) with LJ Balboa, LP, a California limited partnership, pursuant to which the Company leases its approximately 3,148 square feet headquarters at 9449 Balboa Avenue, Suite 114, San Diego, California.  The Office Lease Amendment extends the lease term thirteen months to October 31, 2011.  Rent during the extended term aggregates $75,552 which is a 14.5% savings over the current lease rate.

Item 8.01	Other Events.

On September 2, 2010, Dot VN, Inc. issued a press release announcing that it attended a two day meeting ending August 21, 2010 with the Vietnam Internet Network Information Center (VNNIC) and the Laotian National Internet Committee (LANIC) to discuss the implementation of the Laotian Internet.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

Item 9.01	Financial statements and Exhibits

(d)  Exhibits

The following exhibits are filed as part of this report:

No.	Description

10.60	Third Amendment To Office Lease Agreement by and between the Company and LJ Balboa, LP a California limited partnership dated September 1, 2010
99. 1	Press Release dated September 2, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOT VN, INC. (Registrant)

Date: September 2, 2010	By:	/s/ Louis P. Huynh
		Name:	Louis P. Huynh
		Title:	General Counsel, Executive Vice President of Operations and Business Development, and Corporate Secretary

Exhibit Index

No.	Description

10.60	Third Amendment To Office Lease Agreement by and between the Company and LJ Balboa, LP a California limited partnership dated September 1, 2010
99. 1	Press Release dated September 2, 2010.